UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive Colorado Springs, CO	80921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On February 19, 2009, the Board of Directors of The Spectranetics Corporation (the “Company”) appointed Anne Melissa Dowling as an independent director to the Company’s Board of Directors. There are no arrangements or understandings between Ms. Dowling and any other person pursuant to which she was selected as a Director of the Company.

On February 19, 2009, the Board of Directors of the Company also appointed William C. Jennings as an independent director to the Company’s Board of Directors. There are no arrangements or understandings between Mr. Jennings and any other person pursuant to which he was selected as a Director of the Company.

The committees of the Board of Directors on which Ms. Dowling and Mr. Jennings will serve have not yet been determined.

As a result of the appointment of Ms. Dowling and Mr. Jennings, the Company has regained compliance with NASDAQ Stock Market Rule 4350(c)(1), which requires that a majority of the Company’s Board of Directors be comprised of independent directors.

Pursuant to the Company’s 2006 Incentive Award Plan, as amended, upon appointment to the Board of Directors, each of Ms. Dowling and Mr. Jennings is entitled to receive an initial grant of 10,000 shares of restricted stock to be followed by an annual restricted stock grant of 5,000 shares at the second Annual Meeting of Stockholders following his or her appointment. Each of Ms. Dowling and Mr. Jennings will receive an annual retainer of $20,000. Board meeting fees of $500, $1,000 and $1,500 will be paid for special telephonic meetings, telephonic meetings with an agenda and in-person meetings, respectively, of the Board of Directors. Ms. Dowling and Mr. Jennings will also be compensated for service on any committees of the Board of Directors. Further, a minimum of one day of continuing education is required for each director per year and the director is paid $1,500 per day or $2,500 per day, depending on whether the meeting is in connection with a Board meeting. Board members are also reimbursed for expenses associated with their attendance at Board meetings and committee meetings.

 A copy of the press release announcing the appointment of Ms. Dowling and Mr. Jennings is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued by The Spectranetics Corporation on February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

The Spectranetics Corporation
(registrant)

By: /s/ Guy A. Childs
Name: Guy A. Childs
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1              Press release issued by The Spectranetics Corporation on February 25, 2009.